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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported) APRIL 23, 1999
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                             MIRAGE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

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                                     Nevada
                 (State or other jurisdiction of incorporation)


       333-28861                                            95-4627685
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(Commission File Number)                       (IRS Employer Identification No.)


223 Wilshire Boulevard, Suite 510, Santa Monica, California             90401
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (310) 395-4073
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On April 17, 1999, MIRAGE HOLDINGS, INC. (the "Registrant") entered into an agreement with NETWORK SOLUTIONS (Pvt) LTD., a Company organized under the laws of the country of Pakistan ("Network") and NETSOL (UK) LTD., a related company of Network located in Milton Keynes, UK ("NetSol") whereby the Registrant acquired 100% of the outstanding capital stock of both Network and NetSol in exchange for 4.2 million shares of restricted stock of the Registrant. The Registrant previously owned 51% of Network and 43% of
NetSol in a prior acquisition.

     Upon the Closing, the Registrant shall appoint three persons to its the board of directors. These Board Members shall serve as members of the Board of Directors of Registrant until the next annual meeting of shareholders.

     The acquisition closed on April 17, 1999. It is currently impracticable for the Registrant to file the required audited financial statements for this acquisition, as they are en route from overseas. However, the Registrant shall file such financial statements under separate cover of Form 8-K as soon as practicable, but no later than sixty days from the date of filing this report.

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ITEM 5.   OTHER EVENTS

COMPANY'S NEW OFFICES

          On February 1, 1999, Mirage Holdings, Inc. moved its headquarters to 233 Wilshire Boulevard, Suite 510, Santa Monica, California 90401. The premises are approximately 1,200 square feet. The Company made this move in an effort to save funds on leasing office space. The new premises are $300.00 less per month than the previous lease.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    April 23, 1999      MIRAGE HOLDINGS, INC.

                              By:  /s/ Najeeb Ghauri
                                   -----------------------------------
                                       Najeeb Ghauri
                              Its: Chief Executive Officer, President, Chief
                                   Financial Officer, and Secretary


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